UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 30, 2017

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

WOODBURY, NEW YORK – August 30, 2017. This week at Caravan Salon in Dusseldorf, Germany, premium recreational vehicle supplier Lippert Components, and Knaus, a leading manufacturer of leisure vehicles in Europe, are both featuring the world premiere of dimmable windows using Research Frontiers (Nasdaq: REFR) SPD-SmartGlass technology. These electronically dimmable smart windows, which dramatically improve the recreational vehicle passenger experience, were supplied by Vision Systems, a licensee of Research Frontiers.

Vision Systems’ smart windows using SPD-SmartGlass technology deliver unprecedented benefits for passengers in recreational vehicles of all types. By enabling users to precisely control the amount of daylight and glare coming through windows, passengers can touch a button and instantly tune the tint to a comfortable level while continuing to enjoy views, rather than blocking their view with a shade. These smart windows can be controlled directly by the passengers, through a centralized control panel, or automatically with integrated light sensors. The system delivers many other benefits including a cooler interior due to remarkable thermal insulation properties, and a quieter interior due to acoustic insulation properties.

This week in Dusseldorf, visitors are able to experience Vision Systems’ Nuance V2, their second generation of SPD-Smart EDWs. According to Vision Systems, Nuance V2 provides superior optical quality, with clarity close to 100% and haze less than 3%. For more information about Vision Systems solutions at Caravan Salon 2017, we invite you to read the Vision Systems press release.

Vision Systems’ SPD-SmartGlass installed on a caravan at Knaus’ booth – Hall 4 / 07-14

Knaus is a leading manufacturer of motorhomes, caravans (trailers) and camper vans in Europe. The company achieved sales greater than 410 million euros in fiscal year 2016. With over 1,500 employees, the company manufactured 16,366 caravans and motorhomes in 2016. The world premiere of a floor-to-ceiling panoramic SPD-Smart Nuance V2 EDW, supplied by Vision Systems, is being featured on a full caravan at Caravan Salon 2017.

Vision Systems’ SPD-SmartGlass at Lippert Components’ booth – Hall 5 / C04

Lippert Components is a world-leading supplier of premium components including to the recreational vehicle industry, with 52 manufacturing and distribution facilities located throughout the United States, Canada and Italy. Lippert supplies a broad array of components for the leading original equipment manufacturers of vehicles including recreational vehicles, buses, trucks, and trains. At Caravan Salon 2017, visitors can experience a large SPD-SmartGlass dimmable window demonstrator supplied by Vision Systems.

In addition to controlling the level of light and glare coming into a recreational vehicle, SPD-SmartGlass windows offer other advantages. This technology provides unsurpassed thermal insulation – substantially rejecting solar heat from entering RVs through windows. When compared to conventional automotive glass, Mercedes-Benz reported that the use of SPD-SmartGlass significantly reduced the temperature inside the vehicle by up to 18 degrees F (10 degrees C). This increases passenger comfort and reduces air conditioning loads, saving fuel and reducing CO2 emissions. SPD-SmartGlass delivers other benefits to the living space in an RV, including acoustic insulation, elimination of blinds or pleated shades (reduced cleaning, rattling of shades and a general reduction in interior noise) and keeping an unoccupied RV cooler. The SPD-SmartGlass achieves its maximum heat-rejection state when the RV is parked/turned off and no power is consumed.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated August 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
	By:	Seth L. Van Voorhees
	Title:	CFO and VP, Business Development
Dated: August 31, 2017